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                              PRESS RELEASE

                           FOR IMMEDIATE RELEASE


CONTACTS:
Richard P. Meduski                             James D. Shelton
Connecticut Bancshares, Inc.                   First Federal Savings and Loan
President and CEO                                Association of East Hartford
TEL: 860-646-1700                              President and CEO
                                               TEL: 860-289-6401


                   CONNECTICUT BANCSHARES, INC. TO ACQUIRE
          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EAST HARTFORD IN A CASH TRANSACTION VALUED AT APPROXIMATELY $110 MILLION


      Manchester and East Hartford, Connecticut. February 8, 2001. Connecticut Bancshares, Inc. (Nasdaq/NMS: SBMC) ("Connecticut Bancshares"), the holding company for The Savings Bank of Manchester ("Savings Bank of Manchester"), and First Federal Savings and Loan Association of East Hartford (Nasdaq/NMS: FFES) ("First Federal") announced jointly today that they have entered into a definitive agreement under which Connecticut Bancshares would acquire First Federal in an all cash transaction valued at approximately $110 million. The Board of Directors of each company has unanimously approved the transaction. Due diligence has been completed.

      Under the terms of the agreement First Federal shareholders will receive $37.50 per share in cash, which represents 121% of First Federal's tangible book value at December 31, 2000 and 14.4 times First Federal's earnings per share for the twelve months ended December 31, 2000. All stock options awarded under First Federal's stock benefit plans will vest upon completion of the transaction and all outstanding stock options will be canceled in exchange for a cash payment equivalent to the per share merger consideration less the option exercise price.

      The transaction, which is expected to be completed in the third calendar quarter of 2001, is subject to approval by First Federal shareholders and regulatory authorities. First Federal is expected to merge with and into Savings Bank of Manchester upon completion of the transaction.

      Connecticut Bancshares estimates that operational efficiencies resulting from the transaction will produce anticipated cost savings equal to approximately 30% of First Federal's non-interest expense base. As a result of the anticipated cost synergies and without considering


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any potential revenue enhancements, Connecticut Bancshares believes that the transaction will be accretive to earnings per share in 2002, the first full fiscal year of combined operations.

      Richard P. Meduski, President and Chief Executive Officer of Connecticut Bancshares stated, "We are very pleased to announce the acquisition of First Federal Savings and Loan Association of East Hartford. For many years we have been friendly competitors, sharing a similar philosophy as community bankers. We intend to continue this focus on community banking. At the same time we will be able to expand customer access to our financial services and increase our ability to respond to borrowers' needs. From every aspect, I think we will better serve our market place. This transaction will also make us the third largest bank headquartered in Connecticut."

      In addressing the financial aspects of the transaction, Mr. Meduski continued, "We expect the transaction to add approximately $1.5 million ($0.14 per share) of net income in 2002 and significantly more after that as certain transaction related payments will be fully amortized by the end of 2002. Furthermore, we expect the transaction to improve our return on equity. We have been conservative in our financial assumptions and feel that these expectations are very realistic."

      James D. Shelton, President and Chief Executive Officer of First Federal, stated, "We look forward to becoming a part of the Connecticut Bancshares community. Our customers as well as our shareholders will benefit from this new relationship with a bank that has always had our respect and shared our outlook. We clearly view this transaction as a win-win for both parties."

      Connecticut Bancshares is the holding company for Savings Bank of Manchester, a Connecticut state savings bank founded in 1905. Savings Bank of Manchester's former mutual holding company, Connecticut Bancshares, M.H.C., converted to stock form in March 2000. Savings Bank of Manchester operates twenty-three banking offices in Hartford, Tolland and Windham Counties in central Connecticut. At December 31, 2000, Connecticut Bancshares had total assets of $1.4 billion, total deposits of $933.4 million and stockholders' equity of $232.5 million.

      First Federal, a community-based, federally-chartered savings and loan association, operates twelve full-service banking offices in Hartford and Tolland Counties in central Connecticut. At December 31, 2000, First Federal had total assets of $1.1 billion, total deposits of $621.6 million and stockholders' equity of $88.0 million.

                                *      *      *

      First Federal will be filing a proxy statement and other relevant documents concerning the merger with the Office of Thrift Supervision ("OTS"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE OTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be



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able to obtain the documents free of charge at the offices of the OTS, 1700 G
Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the Northeast Regional Office of the OTS, 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302. Documents that First Federal files with the OTS will be available free of charge from the Corporate Secretary of First Federal at 1137 Main Street, East Hartford, Connecticut 06108, telephone 860-289-6401. READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

       First Federal will, and its directors and executive officers may, be soliciting proxies from First Federal shareholders in favor of the merger. First Federal's Board of Directors consists of Robert T. Williamson, Welles C. Hatch, Lawrence B. Seidman, Irwin B. Singer, Robert B. Bonner, Lawrence R. Churchill, Timothy J. Moynihan, Robert M. DeCrescenzo, Linda S. Klein, James D. Shelton and Richard D. Suski. None of these persons is the beneficial owner of more than 1% of the outstanding shares of First Federal common stock, except as follows:
James D. Shelton (32,110 shares, 1.1%) and Lawrence B. Seidman (258,290 shares, 9.1%). Collectively, the directors and executive officers of First Federal may be deemed to beneficially own 327,721 (11.6%) of First Federal's outstanding shares of common stock. This stock ownership information is as of February 7, 2001.

      THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS ABOUT THE PROPOSED MERGER OF CONNECTICUT BANCSHARES AND FIRST FEDERAL. THESE STATEMENTS INCLUDE STATEMENTS REGARDING THE ANTICIPATED CLOSING DATE OF THE TRANSACTION, ANTICIPATED COST SAVINGS, AND ANTICIPATED FUTURE RESULTS. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS LIKE "BELIEVE," "EXPECT," "ANTICIPATE," "ESTIMATE" AND "INTEND" OR FUTURE OR CONDITIONAL VERBS SUCH AS "WILL, " "WOULD," "SHOULD," "COULD" OR "MAY." CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED INCLUDE DELAYS IN COMPLETING THE MERGER, DIFFICULTIES IN ACHIEVING COST SAVINGS FROM THE MERGER OR IN ACHIEVING SUCH COST SAVINGS WITHIN THE EXPECTED TIME FRAME, DIFFICULTIES IN INTEGRATING CONNECTICUT BANCSHARES AND FIRST FEDERAL, INCREASED COMPETITIVE PRESSURES, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESSES IN WHICH CONNECTICUT BANCSHARES AND FIRST FEDERAL ARE ENGAGED, CHANGES IN THE SECURITIES MARKETS, AND OTHER FACTORS DISCLOSED BY CONNECTICUT BANCSHARES IN ITS PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND BY FIRST FEDERAL IN ITS PERIODIC FILING WITH THE OFFICE OF THRIFT SUPERVISION.